UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): September 1, 2004

Z-Tel Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-28467	59-3501119
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)

(813) 273-6261
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE

Section 2 – Financial Information

Item 2.05     Costs Associated with Exit or Disposal Activities

     On September 1, 2004 we initiated a reduction in force which terminated the employment of approximately 152 of our employees. We expect to incur a one-time charge during this quarter of approximately $3 million consisting primarily of post termination wages and salaries we intend to pay to those employees and the associated payroll taxes. Substantially all of those post termination wages will be paid within 60 days following the reduction in force.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 7, 2004.
Z-TEL TECHNOLOGIES, INC.
	BY: Name: Title:	/s/ Horace J. Davis, III Horace J. Davis, III Chief Executive Officer

A signed original of this Form 8-K has been provided to Z-Tel Technologies, Inc. and will be retained by Z-Tel Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.